Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Senior Vice President - Finance
614-278-6622

BIG LOTS REPORTS THIRD QUARTER EPS OF $0.06 PER DILUTED SHARE

COMPANY INCREASES GUIDANCE FOR FOURTH QUARTER FISCAL 2011

Columbus, Ohio - December 2, 2011 - Big Lots, Inc. (NYSE: BIG) is reporting net income of $4.2 million, or $0.06 per diluted share, for the third quarter of fiscal 2011 ended October 29, 2011. This result is consistent with our communicated guidance and reflects both U.S. operations as well as results of our newly acquired Canadian operations. This result compares to net income of $17.7 million, or $0.23 per diluted share, for the third quarter of fiscal 2010 which included results of U.S. operations only.

For the year-to-date period ended October 29, 2011, net income on a consolidated basis totaled $92.3 million, or $1.30 per diluted share, compared to net income for U.S. operations of $112.5 million, or $1.41 per diluted share, for the same period in fiscal 2010.

The third quarter results for fiscal 2011 include a loss from continuing operations of $7.1 million, or $0.11 per diluted share (non-GAAP) related to the Canadian operations we assumed through our acquisition of all outstanding shares of Liquidation World, Inc. on July 18, 2011. Excluding the impact of our new Canadian operations, income from continuing operations was $11.4 million, or $0.17 per diluted share (non-GAAP), for the third quarter of fiscal 2011. Year-to-date results for fiscal 2011 include a loss from continuing operations of $8.3 million, or $0.12 per diluted share (non-GAAP) related to Canadian operations. Excluding the impact of Canadian operations, income from continuing operations was $100.8 million, or $1.42 per diluted share (non-GAAP), for the year-to-date period of fiscal 2011. We have included a calculation and reconciliation of the diluted earnings per share by segment in our “Segment Operating Performance” schedule attached to this press release. We believe that this non-GAAP financial measure should facilitate analysis by investors and others who follow our performance.

Results also include discontinued operations activity which was minimal for both the third quarter and year-to-date results of fiscal 2011 and fiscal 2010 and is discussed later in this release.

THIRD QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.06 per diluted share, consistent with company guidance

•	Comparable store sales for U.S. stores increased 1.7% while total U.S. sales increased 5.8%

•	Opened 45 new stores

•	Invested $77 million to repurchase 2.5 million company shares at a weighted average price of $31.12

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Continuing Operations

U.S. Operations

Net sales for U.S. operations for the third quarter of fiscal 2011 increased 5.8% to $1,116.8 million, compared to $1,055.8 million for the same period in fiscal 2010. Comparable store sales for U.S. stores open at least two years at the beginning of the fiscal year increased 1.7% for the quarter. Operating profit for the third quarter of fiscal 2011 of $15.8 million was below last year's result of $26.9 million. As anticipated, a lower gross margin rate was partially offset by comparable store sales growth and expense leverage as a percent of sales. For the third quarter of fiscal 2011, interest expense was $0.9 million compared to interest expense of $0.8 million last year, and the effective income tax rate for the third quarter of fiscal 2011 was 23.7% compared to 32.3% last year.

Canadian Operations

Net sales for Canadian operations for the third quarter of fiscal 2011 totaled $21.5 million while incurring an operating loss of $6.9 million. This result was favorable to our initial forecast of sales in the range of $14 to $17 million and an operating loss in the range of $10 to $12 million for the quarter. As noted earlier in this press release, we acquired our Canadian operations on July 18, 2011 and based on materiality to our total operations are not required to and have not provided pro-forma information.

Inventory and Cash Management

On a consolidated basis, Inventory ended the third quarter of fiscal 2011 at $1,100 million compared to $1,006 million last year. The increase of approximately 9% represents the Canadian acquisition, 4% growth in the number of U.S. stores, and approximately 4% per store growth of inventory in our U.S. stores due primarily to timing of receipts in preparation for our holiday selling season.

We ended the third quarter of fiscal 2011 with $60 million of cash and cash equivalents and $285 million of borrowings under our credit facility compared to $51 million of cash and cash equivalents and $129 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2010. The use of cash and debt by our business over the last 12 months was the result of share repurchase activity and the acquisition and funding to date of our Canadian operations, partially offset by positive cash flow (defined as operating activities less investing activities) generated by our U.S. business.

Share Repurchase Activity

During the third quarter of fiscal 2011, we invested $77 million to repurchase 2.5 million shares at an average price of $31.12 per share. Year-to-date for fiscal 2011, we have invested $313 million to repurchase 9.7 million shares, or approximately 13% of our outstanding shares, at an average price of $32.28 per share. Today, we have $145 million remaining under our $400 million May 2011 Share Repurchase Program. The remaining amount may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes. The repurchase program will continue until exhausted.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on March 30, 2011, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 Big Lots stores closed in January 2006 are classified as discontinued operations. Net loss from discontinued operations for the third quarter of fiscal 2011 was $0.1 million compared to net loss from discontinued operations of $0.1 million for the third quarter of fiscal 2010. On a year-to-date basis, the net loss from discontinued operations as of the end of the third quarter of fiscal 2011 totaled $0.1 million compared to a net loss of $0.1 million in the prior year.

2011 OUTLOOK

•	Updating fiscal 2011 annual guidance for income from continuing operations to $2.85 to $2.92 per diluted share versus income from continuing operations of $2.83 per diluted share last year

•	Increasing fourth quarter guidance for income from continuing operations to $1.59 to $1.66 per diluted share versus income from continuing operations of $1.46 per diluted share last year

•	Estimating fourth quarter comparable store sales increase of 1% to 2% for U.S. stores

We are updating our fiscal 2011 earnings per share guidance to $2.85 to $2.92 per diluted share compared to prior guidance which called for $2.80 to $2.90 per diluted share. This updated guidance reflects our third quarter results and an updated outlook for holiday and the fourth quarter of fiscal 2011. On a year-to-date basis, we have repurchased $313 million of company stock. For guidance purposes, we are not including any additional investment of the $145 million currently remaining under the May 2011 Share Repurchase Program.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. Eastern Time to discuss our financial results for the third quarter and provide commentary on our outlook for the balance of fiscal 2011. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Friday, December 16. A replay of the call will be available beginning December 2 at 12:00 noon (Eastern Time) through December 16 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The PIN number is 8249483.

Big Lots is North America's largest broadline closeout retailer. As of the end of the third quarter of fiscal 2011 (October 29, 2011), we operated 1,445 BIG LOTS stores in the 48 contiguous United States and 85 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 29	OCTOBER 30
	2011	2010
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$59,947	$50,780
Inventories	1,100,457	1,006,385
Deferred income taxes	50,005	57,872
Other current assets	101,465	84,806
Total current assets	1,311,874	1,199,843

Property and equipment - net	578,856	527,244

Deferred income taxes	10,480	17,340
Goodwill	12,423	0
Other assets	49,288	36,762
	$1,962,921	$1,781,189

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$549,724	$469,896
Property, payroll and other taxes	82,580	79,717
Accrued operating expenses	69,116	58,841
Insurance reserves	37,124	37,853
KB bankruptcy lease obligation	3,233	3,671
Accrued salaries and wages	26,115	41,097
Income taxes payable	811	960
Total current liabilities	768,703	692,035

Long-term obligations under bank credit facility	285,100	128,500

Deferred rent	59,371	42,630
Insurance reserves	47,415	45,779
Unrecognized tax benefits	16,970	18,015
Other liabilities	35,157	24,322

Shareholders' equity	750,205	829,908
	$1,962,921	$1,781,189

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 29, 2011		OCTOBER 30, 2010
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,138,286	100.0	$1,055,830	100.0
Gross margin	444,360	39.0	428,107	40.5
Selling and administrative expenses	412,581	36.2	381,620	36.1
Depreciation expense	22,873	2.0	19,584	1.9
Operating profit	8,906	0.8	26,903	2.5
Interest expense	(922)	(0.1)	(756)	(0.1)
Other income (expense)	(219)	(0.0)	51	0.0
Income from continuing operations before income taxes	7,765	0.7	26,198	2.5
Income tax expense	3,524	0.3	8,453	0.8
Income from continuing operations	4,241	0.4	17,745	1.7
Loss from discontinued operations, net of tax benefit of $33 and $33, respectively	(51)	(0.0)	(51)	(0.0)
Net income	$4,190	0.4	$17,694	1.7

Earnings per common share - basic (a)
Continuing operations	$0.07		$0.24
Discontinued operations	0.00		0.00
Net income	$0.06		$0.23

Earnings per common share - diluted (a)
Continuing operations	$0.06		$0.23
Discontinued operations	0.00		0.00
Net income	$0.06		$0.23

Weighted average common shares outstanding
Basic	64,949		75,481
Dilutive effect of share-based awards	982		888
Diluted	65,931		76,369

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 29, 2011		OCTOBER 30, 2010
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,532,695	100.0	$3,433,301	100.0
Gross margin	1,399,025	39.6	1,392,487	40.6
Selling and administrative expenses	1,179,095	33.4	1,154,774	33.6
Depreciation expense	64,965	1.8	57,532	1.7
Operating profit	154,965	4.4	180,181	5.2
Interest expense	(2,757)	(0.1)	(1,765)	(0.1)
Other income (expense)	(53)	(0.0)	571	0.0
Income from continuing operations before income taxes	152,155	4.3	178,987	5.2
Income tax expense	59,669	1.7	66,465	1.9
Income from continuing operations	92,486	2.6	112,522	3.3
Loss from discontinued operations, net of tax benefit of $93 and $34, respectively	(142)	(0.0)	(53)	(0.0)
Net income	$92,344	2.6	$112,469	3.3

Earnings per common share - basic (a)
Continuing operations	$1.33		$1.43
Discontinued operations	0.00		0.00
Net income	$1.32		$1.43

Earnings per common share - diluted (a)
Continuing operations	$1.31		$1.41
Discontinued operations	0.00		0.00
Net income	$1.30		$1.41

Weighted average common shares outstanding
Basic	69,708		78,627
Dilutive effect of share-based awards	1,058		975
Diluted	70,766		79,602

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	October 29, 2011
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,116,756	$21,530	$1,138,286
Gross margin	435,411	8,949	444,360
Selling and administrative expenses	397,239	15,342	412,581
Depreciation expense	22,384	489	22,873
Operating profit (loss)	15,788	(6,882)	8,906
Interest expense	(921)	(1)	(922)
Other income (expense)	9	(228)	(219)
Income (loss) from continuing operations before income taxes	14,876	(7,111)	7,765
Income tax expense	3,524	0	3,524
Income (loss) from continuing operations	$11,352	$(7,111)	$4,241
Diluted earnings (loss) per share from continuing operations (b)	$0.17	$(0.11)	$0.06

	39 WEEKS ENDED
	OCTOBER 29, 2011 (a)
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$3,507,231	$25,464	$3,532,695
Gross margin	1,388,585	10,440	1,399,025
Selling and administrative expenses	1,161,954	17,141	1,179,095
Depreciation expense	64,397	568	64,965
Operating profit (loss)	162,234	(7,269)	154,965
Interest expense	(1,966)	(791)	(2,757)
Other income (expense)	163	(216)	(53)
Income (loss) from continuing operations before income taxes	160,431	(8,276)	152,155
Income tax expense	59,669	0	59,669
Income (loss) from continuing operations	$100,762	$(8,276)	$92,486
Diluted earnings (loss) per share from continuing operations (b)	$1.42	$(0.12)	$1.31

(a)
The consolidated results of operations are comprised of the U.S. and Canadian operating segments. The results of the Canadian operating segment reflect activities from the date of acquisition (July 18, 2011) through the period end. Prior year results are not presented as we operated only one segment during fiscal 2010.

(b)
The diluted earnings per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings per share from continuing operations. Diluted earnings per share from continuing operations by segment is a “non-GAAP financial measure” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 29, 2011	OCTOBER 30, 2010
	(Unaudited)	(Unaudited)

Net cash used in operating activities	$(91,061)	$(101,456)

Net cash used in investing activities	(54,020)	(40,811)

Net cash provided by financing activities	147,610	22,336

Impact of foreign currency on cash	(411)	0

Increase (decrease) in cash and cash equivalents	2,118	(119,931)
Cash and cash equivalents:
Beginning of period	57,829	170,711
End of period	$59,947	$50,780

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 29, 2011	OCTOBER 30, 2010
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$19,564	$36,216

Net cash used in investing activities	(91,915)	(91,114)

Net cash used in financing activities	(44,830)	(178,055)

Impact of foreign currency on cash	(411)	0

Decrease in cash and cash equivalents	(117,592)	(232,953)
Cash and cash equivalents:
Beginning of period	177,539	283,733
End of period	$59,947	$50,780